Exhibit 10.1


         FOURTH AMENDMENT TO LETTER OF CREDIT AGREEMENTS

          THIS FOURTH AMENDMENT TO LETTER OF CREDIT AGREEMENTS (this "Amendment"), is made and entered into as of October 18,
2001 (the "Effective Date"), by and between CONSOLIDATED FREIGHTWAYS CORPORATION, a Delaware corporation ("Debtor"), the other Credit Parties signatory to the Letter of Credit Agreements described below (collectively, together with the Debtor, the "Credit Parties") and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GE Capital").

                       W I T N E S E T H:

          WHEREAS, Debtor and GE Capital are parties to that certain Letter of Credit Agreement, dated as of April 27, 2001 (as amended to the date hereof, the "Letter of Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Letter of Credit Agreement), pursuant to which GE Capital has committed to make certain letters of credit available to Debtor; and

          WHEREAS, Debtor, the other Credit Parties and GE Capital desire to modify the Letter of Credit Agreement, the Security Agreement and the Cash Collateral Account Agreement and the Subsidiary Guaranty (collectively, the "Letter of Credit Agreements") in certain respects and that certain waivers with respect thereto be granted, all in accordance with and subject to the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor, the other Credit Parties and GE Capital do hereby agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Letter of Credit Agreement (except as otherwise expressly defined or limited herein) and do hereby further agree as follows:

     1. Waivers of Certain Defaults. Subject to the terms and conditions of this Amendment, including without limitation the fulfillment of the conditions to effectiveness specified in
Section 7 below, the Creditor hereby waives any Default or Event of Default under Section 8.1(n)(i) of the Letter of Credit Agreement (as such section was in effect immediately prior to the effectiveness of this Amendment) which may have resulted from the failure of Debtor prior to October 15, 2001, to receive the proceeds of the Debt specified therein; provided that the aforesaid waivers relate solely to the specific covenants, period and event described above, and nothing in this Amendment is intended, or shall be construed, to waive any other Default or Event of Default (including without limitation any Default or Event of Default with may result from any failure by Debtor and its Subsidiaries to comply with any of the financial covenants in Annex C to the Letter of Credit Agreement or Annex 4.02(p) to the Receivables Sale and Contribution Agreement, as such annexes are in effect after giving effect to this Amendment and the Fourth Securitization Agreement Amendment, for the Fiscal Quarter ending September 30, 2001).

2. Amendments of the Letter of Credit Agreements. Subject to the terms and conditions of this Amendment, including without limitation the fulfillment of the conditions precedent specified in Section 7 below, the Letter of Credit Agreements are hereby amended as follows:
          (A) Amendments to Letter of Credit Agreement. The Letter of Credit Agreement shall be amended as follows:

          (1) Section 1.1(a) of the Letter of Credit Agreement is deleted in its entirety and the following new Section
     1.1(a) is substituted in lieu thereof:

                    (a)  Issuance. Subject to the terms and
          conditions of this Agreement, Creditor agrees to incur from time to time prior to the earlier of the Election Notice Date or the Commitment Termination Date, upon the request of Debtor, Letter of Credit Obligations by causing Letters of Credit to be issued by a bank or other legally authorized Person selected by or acceptable to Creditor in its sole discretion and acceptable to the proposed beneficiary of the Letter of Credit (each, an "L/C Issuer") for the account of Debtor and guaranteed by Creditor; provided, however, that the aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the lesser of
          (i) the Commitment less the aggregate outstanding principal balance of the Reimbursement Obligations, and
          (ii) the sum of (A) the Pledged Entity Value less (B) the sum of the aggregate outstanding principal balance of the Reimbursement Obligations for any and all payments made by Creditor on or pursuant to any and all Letter of Credit Obligations. No such Letter of Credit shall have an expiry date which is more than one year following the date of issuance thereof, and Creditor shall be under no obligation to incur Letter of Credit Obligations in respect of any Letter of Credit having an expiry date which is later than the Commitment Termination Date. Not later than 12:00 noon (New York time) on each Business Day, as well as on each date on which the Receivable Subsidiary delivers a Borrowing Base Certificate under (and as such term is defined in) the Funding Agreement, Debtor shall deliver to the Creditor an Officer's Certificate substantially in the form of Exhibit 1.1(a) (each, a "Pledged Entity Valuation Certificate"). The Pledged Entity Value shall be determined by the Creditor based on information related to the Pledged Entity Asset Base and Pledged Entity Adjusted Debt available to it, including (A) any information obtained in connection with any audit or reflected in the most recent Pledged Entity Valuation Certificate or (B) any other information that may be available to the Creditor.

          (2) Section 1.7(a) of the Letter of Credit Agreement is deleted in its entirety and the following new Section
     1.7(a) is substituted in lieu thereof:

                    (a)  As to all payments made on any of the
               Obligations when a Default or Event of Default shall have occurred and be continuing or following the Commitment Termination Date, Debtor hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of Debtor, and Debtor hereby irrevocably agrees that Creditor shall have the continuing exclusive right to apply any and all such payments against the Obligations as Creditor may deem advisable notwithstanding any previous entry by Creditor in the Letter of Credit Account or any other books and records. In the absence of a specific determination by Creditor with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Creditor's expenses reimbursable hereunder; (2) to accrued but unpaid interest on the Obligations; (3) to the outstanding principal balance of the Obligations and to provide cash collateral for Letter of Credit Obligations in the manner described in Section 1.1(c), ratably to the aggregate, combined outstanding principal balance of the Obligations and outstanding Letter of Credit Obligations; and (4) to all other Obligations. In the event of any conflict between this Section 1.7(a) and Section 1.7(a) of the Revolving Credit Agreement, this Section 1.7(a) shall control for purposes of determining application and allocation of any payments received by the Creditor hereunder.

          (3) Section 4.1(b) of the Letter of Credit Agreement is deleted in its entirety and the following new Section
     4.1(b) is substituted in lieu thereof:


                    (b)  The Debtor hereby agrees that, from and
               after the Closing Date and until the Termination Date, it shall deliver or cause to be delivered to Creditor (i) as soon as available and in any event no later than 12:00 noon (New York time) on each Business Day, a Pledged Entity Valuation Certificate, and (ii) such other reports, statements and reconciliations with respect to the Pledged Entity Asset Base or the Collateral as Creditor shall from time to time request in its reasonable discretion.

          (4) Section 4.3 of the Letter of Credit Agreement is deleted in its entirety and the following new Section 4.3 is substituted in lieu thereof:

                    Section 4.3    Pledged Entity Valuation
               Certificate. Debtor hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver or cause to be delivered to the Creditor (i) as soon as available and in any event not later than 12:00 noon (New York time) on each Business Day, a Pledged Entity Valuation Certificate, and (ii) such other reports, statements and reconciliations with respect to the Pledged Entity Asset Base or the Pledged Entity Adjusted Debt as the Creditor shall from time to time request in its reasonable discretion.

          (5) The Letter of Credit Agreement is hereby amended by adding thereto the following new Section 6.19:

                     6.19  Certain Transactions.  Notwithstanding
               anything in this Agreement to the contrary, no Credit Party shall make, grant, incur, enter into, or otherwise consummate any of the following transactions on or after the Fourth Amendment Effective Date without the prior written consent of the Creditor: (i) any Permitted Acquisition,
               (ii) any of the Term Debt, the Sale-Leaseback Debt, the Vancouver Secured Debt, or the Additional Secured Debt, (iii) any of the Liens described in Section 6.7(d) or (e), (iv) any sale of the Menlo Park Property so long as it constitutes part of the Collateral, or (v) any Permitted Stock Repurchase.

          (6) Section 8.1(f) of the Letter of Credit Agreement is hereby deleted in its entirety and the following new
     Section 8.1(f) is substituted in lieu thereof:

               (f) (i) Any information contained in any Pledged Entity Valuation Certificate is untrue or incorrect in any respect, or (ii) any representation or warranty herein or in any Letter of Credit Document or in any written statement, report, financial statement or certificate (other than a Pledged Entity Valuation Certificate) made or delivered to Creditor by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

          (7) Section 8.1(n) of the Letter of Credit Agreement is hereby deleted in its entirety and the following new
     Section 8.1(n) is substituted in lieu thereof:

               (n) (i) Debtor shall fail on or before October 31, 2001 to (x) enter into the Revolving Credit Agreement with Creditor on terms and conditions satisfactory in all respects to Creditor (but nothing in this Agreement is intended, or shall be construed, to be an offer, promise, commitment or agreement by Creditor to enter into the Revolving Credit Agreement or to extend any credit thereunder to Debtor) and (y) cause all conditions precedent to the effectiveness of Creditor's obligation thereunder to made loans to Debtor to be fulfilled or (ii) from and after the execution and delivery of the Credit Agreement, any Event of Default under (and as such term is defined in) the Revolving Credit Agreement shall occur.

          (8) Annex A to the Letter of Credit Agreement is hereby amended by adding the following new definitions thereto in the appropriate alphabetical order:

               "Fourth Amendment Effective Date" shall mean
          October 18, 2001.

               "Fourth Securitization Agreement Amendment" shall mean the Fourth Amendment to Securitization Agreements, dated as of October 18, 2001, among the Receivables Subsidiary, CF Delaware and GE Capital in various capacities.

               "Revolving Credit Agreement" shall mean the Credit Agreement contemplated to be entered into on or before October 31, 2001 among the Debtor, as Borrower, the Creditor, as Lender, and certain Subsidiaries of the Debtor as Credit Parties, pursuant to which (and subject to the terms and conditions of which) it is contemplated that Debtor may obtain a revolving loan facility from Creditor of up to $50,000,000, as such agreement may be amended, supplemented or replaced from time to time.

               "Revolving Credit Documents" shall mean the Revolving Credit Agreement and the other Loan Documents (as such term is defined in the Revolving Credit Agreement); provided, however, that the term "Revolving Credit Documents" as used herein shall not include any "Related Documents" as such term is defined in Annex X to the Receivables Funding Agreement or any of the Program Documents.

               "Revolving Credit Obligations" shall mean the Obligations as such term is defined in the Revolving
          Credit Agreement.

          (9) Annex A to the Letter of Credit Agreement is hereby amended by deleting therefrom the definitions of terms "Applicable L/C Margin", "Collateral Documents", "Letter of Credit Documents", "Obligations", and "Termination Date" in their entireties and by substituting the following amended respective definitions of such terms in lieu thereof:

                     "Applicable L/C Margin" shall mean a per annum rate equal to 2.50%.

                    "Collateral   Documents"   shall   mean   the
          Security Agreement, the Pledge Agreement, the Guaranties, the Cash Collateral Account Agreement, the Blocked Account Agreement, the Mortgages (as defined in the Revolving Credit Agreement), and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

                    "Letter of Credit Documents" shall mean  this
          Agreement, the Collateral Documents, the Revolving Credit Documents, and all other agreements, instruments, documents and certificates identified in Annex B executed and delivered to, or in favor of,
          Creditor and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, and delivered to Creditor in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Letter of Credit Document to a Letter of Credit Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Agreement as the same may be in effect at any and all times such reference becomes operative; provided, however, that the term "Letter of Credit Documents" as used herein shall not include any "Related Documents" as such term is defined in Annex X to the Receivables Funding Agreement or any of the Program Documents.

                    "Obligations" shall mean (i) all Reimbursement Obligations, and (ii) all advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Creditor, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under this Agreement, the Revolving Credit Agreement, or any of the other Letter of Credit Documents. This term includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Credit Party, whether or not allowed in such proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable by Creditor to any Credit Party under this Agreement, the Revolving Credit Agreement, or any of the other Letter of Credit Documents.

                    "Termination Date" shall mean the date on which the Reimbursement Obligations have been indefeasibly repaid in full and all other Obligations under this Agreement, the Revolving Credit Agreement and the other Letter of Credit Documents have been completely discharged and Letter of Credit Obligations have been cash collateralized, canceled or backed by stand-by letters of credit in accordance with Section 1.1(c)(ii), and Debtor shall not have any further right to obtain any letters of credit under this Agreement or borrow any monies under the Revolving Credit Agreement.

          (10) Annex C to the Letter of Credit Agreement is hereby deleted in its entirety and the replacement Annex C attached to this Amendment as Appendix I is substituted in lieu thereof.

     (B) Amendment of Security Agreement. Section 2(a) of the Security Agreement shall be amended by inserting the words "and the Revolving Credit Agreement" immediately after the words "all of Debtor's Obligations under the Letter of Credit Agreement" which appear in the third line of such Section 2(a).

     (C) Amendment of Cash Collateral Agreement. Section 1 of the Cash Collateral Account Agreement shall be amended by inserting the words "and the Revolving Credit Agreement (as defined in the L/C Agreement)" immediately after the words "the L/C Agreement" which appear in the second line of the first sentence of such Section 1.

     (D)  Amendment of Subsidiary Guaranty.  Section 1 of the
Subsidiary Guaranty shall be amended by deleting the first sentence thereof in its entirety and by substituting the following replacement sentence in lieu thereof:

          Subject to the provisions of Section 7 below, each Guarantor hereby jointly, severally, absolutely, unconditionally and irrevocably guarantees to the Guaranteed Party the prompt payment when due, whether at stated maturity, by acceleration or otherwise, of all of the Obligations (as defined in each of the Letter of Credit Agreement and the Revolving Credit Agreement, and including all renewals, extensions, modifications, and refinancings thereof) now or hereafter existing, whether for principal, interest, fees, reasonable expenses or otherwise, and all reasonable expenses (including reasonable attorney's fees and expenses) in enforcing any of its rights under the Letter of Credit Agreement, the Revolving Credit Agreement and the other Letter of Credit Documents (all of the foregoing, collectively, the "Guaranteed Obligations").

     3. No Other Waivers or Amendments. Except for the waiver and amendments expressly set forth and referred to in Section 1 and
Section 2 above, respectively, each of the Letter of Credit Agreements shall remain unchanged and in full force and effect.

4. Representations and Warranties. To induce GE Capital to enter into this Amendment, Debtor and each of the other Credit Parties hereby warrant, represent and covenant to GE Capital that: (a) this Amendment has been duly authorized, executed and delivered by Debtor and each Credit Party signatory thereto, (b) after giving effect to this Amendment and the Fourth Securitization Agreement Amendment (as defined below), no Termination Event or Event of Default has occurred and is continuing as of this date, and (c) after giving effect to this Amendment, all of the representations and warranties made by Debtor and each Credit Party in the Letter of Credit Agreement are true and correct in all material respects on and as of the date of this Amendment (except to the extent that any such representations or warranties expressly referred to a specific prior date). Any breach in any material respect by Debtor or any Credit Party of any of its representations and warranties contained in this Section 4 shall be an Event of Default under the Letter of Credit Agreement.
5. Ratification and Acknowledgment. Debtor and each of the other Credit Parties hereby ratify and reaffirm each and every term, covenant and condition set forth in the Letter of Credit Agreement and all other documents delivered by such company in connection therewith (including without limitation the other Letter of Credit Documents to which Debtor or any Credit Party is a party), effective as of the date hereof. Without limiting the generality of the foregoing, Debtor and each of the other Credit Parties hereby acknowledge and agree that any and all Obligations of the Debtor arising under the Revolving Credit Agreement shall be guaranteed by the Domestic Subsidiaries of the Debtor (other than the Receivables Subsidiary) pursuant to the Subsidiary Guaranty and shall be secured by all of the Liens granted to GE Capital pursuant to the Collateral Documents.
6. Estoppel. To induce GE Capital to enter into this Amendment, Debtor and each of the other Credit Parties hereby acknowledge and agree that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of Debtor or any Credit Party as against GE Capital with respect to the obligations of Debtor or any Credit Party to GE Capital under the Letter of Credit Agreement or the other Letter of Credit Agreement Documents, either with or without giving effect to this Amendment.
7. Conditions to Effectiveness. This Amendment shall become effective, as of the Effective Date, subject to the prior or subsequent (i) receipt by the GE Capital of this Amendment, duly executed, completed and delivered by Debtor and each Credit Party, (ii) receipt by GE Capital of a Pledged Entity Valuation Certificate dated as of the date hereof, in form and substance satisfactory to GE Capital, and (iii) receipt by GE Capital of evidence satisfactory to it that all conditions precedent to the effectiveness of the Fourth Amendment to Securitization Agreements of even date among the Receivables Subsidiary, CF Delaware as Servicer, GE Capital as the Receivables Lenders and the Receivables Administrative Agent (the "Fourth Securitization Agreement Amendment") have been fulfilled (other than the effectiveness of this Amendment). GE Capital shall promptly notify the Credit Parties in writing when the conditions specified in clauses (i) and (ii) above are satisfied. Upon the effective date of this Amendment, (i) the amendment to the financial covenants in Annex C to the Letter of Credit Agreement as provided for in Appendix I attached hereto shall be deemed effective retroactively as of July 1, 2001, and (ii) all other amendments set forth in Section 2 of this Amendment shall become effective as of the Effective Date of this Amendment.
8. Reimbursement of Expenses. Debtor and each of the other Credit Parties hereby agree that Debtor and each of the other Credit Parties shall reimburse GE Capital on demand for all costs and expenses (including without limitation reasonable attorney's fees) incurred by GE Capital in connection with the negotiation, documentation and consummation of this Amendment and the other documents executed in connection herewith and therewith and the transactions contemplated hereby and thereby.
9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE.
10. Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, Debtor and each of the other Credit Parties hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.
11. Counterparts. This Amendment may be executed in any number of several counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.
12. Entire Agreement. The Letter of Credit Agreement as amended by this Amendment embodies the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

          IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

                         DEBTOR:

                         CONSOLIDATED FREIGHTWAYS CORPORATION


                         By:/s/Robert E. Wrightson
                         Name:Robert E. Wrightson
                         Title:Executive Vice President and
                                 Chief Financial Officer


                         CREDITOR:

                         GENERAL ELECTRIC CAPITAL CORPORATION


                         By:/s/Craig Winslow
                         Name:Craig Winslow
                         Title:Duly Authorized Signatory


                         SUBSIDIARY GUARANTORS:


                         CONSOLIDATED FREIGHTWAYS CORPORATION OF
                         DELAWARE


                         By:/s/Robert E. Wrightson
                         Name:Robert E. Wrightson
                         Title:Executive Vice President and
                                 Chief Financial Officer


                         CF AIRFREIGHT CORPORATION


                         By:/s/Robert E. Wrightson
                         Name:Robert E. Wrightson
                         Title:Executive Vice President and
                                 Chief Financial Officer


                         CF MOVESU.COM INCORPORATED


                         By:/s/Kerry K. Morgan
                         Name:Kerry K. Morgan
                         Title:Vice President and Treasurer


                         REDWOOD SYSTEMS, INC.


                         By:/s/Robert E. Wrightson
                         Name:Robert E. Wrightson
                         Title:Executive Vice President and
                                 Chief Financial Officer


                         LELAND JAMES SERVICE CORPORATION


                         By:/s/Robert E. Wrightson
                         Name:Robert E. Wrightson
                         Title:Executive Vice President and
                                 Chief Financial Officer



  APPENDIX I TO FOURTH AMENDMENT TO LETTER OF CREDIT AGREEMENTS

                     ANNEX C (Section 6.10)
                               to
                        CREDIT AGREEMENT

                       FINANCIAL COVENANTS

          (a) Minimum Fixed Charge Coverage Ratio. The Debtor and its Subsidiaries shall have on a consolidated basis, as of the end of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio for the Rolling Period then ended of not less than the following:

          Fiscal Quarter             Minimum Fixed
                                         Charge
                                     Coverage Ratio

          Fiscal Quarter ending       0.20 to 1.00
          September 30, 2001

          Fiscal Quarter ending       0.01 to 1.00
          December 31, 2001

          Fiscal Quarter ending       -1.0 to 1.00
          March 31, 2002

          Fiscal Quarter ending       0.30 to 1.00
          June 30, 2002

          Fiscal Quarter ending       1.60 to 1.00
          September 30, 2002

          Fiscal Quarter ending       1.70 to 1.00
          December 31, 2002 and
          each Fiscal Quarter
          thereafter



          (b) Minimum Tangible Net Worth. Debtor and its Subsidiaries on a consolidated basis shall have a Tangible Net Worth, (i) as of the Closing Date and as of the end of each of the second and third Fiscal Quarters of the Fiscal Year ending December 31, 2001, of not less than $180,000,000, (ii) as of the end of the fourth Fiscal Quarter of the Fiscal Year ending December 31, 2001, of not less than $150,000,000, (iii) as of the end of each of the first, second and third Fiscal Quarters of the Fiscal Year ending December 31, 2002, of not less than $120,000,000, and (iv) as of the end of the fourth Fiscal Quarter of the Fiscal Year ending December 31, 2002 and as of the end of each of the first, second and third Fiscal Quarters of the Fiscal Year ending December 31, 2003, of not less than $130,000,000. Thereafter, Debtor and its Subsidiaries on a consolidated basis shall have, as of the end of each Fiscal Year ending on or after December 31, 2003 (each such Fiscal Year herein called the "Subject Fiscal Year") and as of the end of the first three Fiscal Quarters of the immediately succeeding Fiscal Year, a Tangible Net Worth of not less than the sum of (i) the minimum Tangible Net Worth required hereunder for the Fiscal Year which immediately preceded the Subject Fiscal Year (or, where the Subject Fiscal Year is the Fiscal Year ending December 31, 2003, the sum of $130,000,000) plus (ii) an amount equal to fifty percent (50%) of the positive net income of the Debtor and its Subsidiaries on a consolidated basis for the Subject Fiscal Year plus (iii) an amount equal to one hundred percent (100%) of the amount of any equity raised by or capital contributed to the Debtor during the Subject Fiscal Year (in the case of equity raised or capital contributed, net of the bona fide, reasonable expenses, if any, relating to the raising of such equity or such capital contribution and paid to Persons who are not Affiliates of the Debtor).

          (c) Minimum EBITDA. Debtor and its Subsidiaries shall have on a consolidated basis for each Fiscal Quarter set forth below an EBITDA for the Rolling Period then ended of not less than the following:

          Fiscal Quarter            Minimum EBITDA

          Fiscal Quarter ending     $8,000,000
          September 30, 2001

          Fiscal Quarter ending     $6,000,000
          December 31, 2001

          Fiscal Quarter ending     -$17,000,000
          March 31, 2002

          Fiscal Quarter ending     $15,000,000
          June 30, 2002

          Fiscal Quarter ending     $53,000,000
          September 30, 2002

          Fiscal Quarter ending     $80,000,000
          December 31, 2002 and
          for each Fiscal Quarter
          thereafter


          (d) Maximum Capital Expenditures. Debtor and its Subsidiaries shall not make or incur any Capital Expenditures if, after giving effect thereto, the aggregate amount of all Capital Expenditures made or incurred by Debtor and its Subsidiaries during any period of four (4) consecutive Fiscal Quarters would exceed the amounts set forth below for such period:



          Four Consecutive Fiscal   Maximum Capital
          Quarters Ending           Expenditures

          Fiscal Quarter ending     $35,000,000
          June 30, 2001

          Fiscal Quarter ending     $36,000,000
          September 30, 2001

          Fiscal Quarter ending     $30,000,000
          December 31, 2001

          Fiscal Quarter ending     $25,000,000
          March 31, 2002 and for
          each Fiscal Quarter
          thereafter



          Capitalized  terms  used  in  this  Annex  C  and   not
otherwise defined below shall have the respective meanings ascribed to them in Annex A. The following terms shall have the respective meanings set forth below:

          "Capital Expenditures" shall mean, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP, but excluding (i) Capital Expenditures of the Debtor or any Subsidiary Guarantor financed by the incurrence of Term Debt to the extent that such Term Debt is permitted to be incurred under
Section 6.3, provided that on or prior to the date of incurrence of such Term Debt, Debtor has furnished to Creditor a written statement of sources and uses of such Term Debt, which statement describes with particularity the principal amount of the Term Debt to be used for the proposed Capital Expenditure and the fixed assets or improvements to be acquired, replaced, substituted or added to in connection with such proposed Capital Expenditure, (ii) the purchase of the Vancouver Property by the
Debtor, provided that to the extent the purchase price of the Vancouver Property exceeds $25,000,000, such excess shall be included as a Capital Expenditure for purposes of determining compliance with the Maximum Capital Expenditure covenant set forth in paragraph (d) of this Annex C, (iii) any Capital Expenditures incurred by the Debtor in connection with the refinancing of the Participation Agreement, provided that to the extent that such Capital Expenditures exceed $22,500,000, such excess shall be included as a Capital Expenditure for purposes of determining compliance with the Maximum Capital Expenditure covenant set forth in paragraph (d) of this Annex C, (iv) any purchase by the Debtor or any Subsidiary of fixed assets or improvements to the extent that such purchase qualifies for like-kind tax treatment under Section 1031 of the IRC, provided that such exclusion from Capital Expenditures under this clause (iv) shall be limited to an amount not to exceed the lesser of (x) the cash proceeds received from the transfer of the property relinquished in the like-kind exchange, assuming for purposes hereof that the Debtor or Subsidiary does not qualify for like-kind tax treatment under Section 1031 of the IRC in connection with such transfer and (y) the value of the fixed assets or improvements purchased by the Debtor in the subject transaction which qualifies for like-kind tax treatment under Section 1031 of the IRC, (v) any purchase by the Debtor or any Subsidiary of fixed assets or improvements with the proceeds received from the sale of the Menlo Park Property, provided that on or prior to the date of any such Capital Expenditures, Debtor has furnished to Creditor a written statement of sources and uses of the proceeds from the sale of the Menlo Park Property, which statement describes with particularity the amount of the proceeds from the sale of the Menlo Park Property to be used for the proposed Capital Expenditure and the fixed assets or improvements to be acquired, replaced, substituted or added to in connection with such proposed Capital Expenditures, and (vi) such other items as Debtor and Creditor may agree in writing to exclude.

          "EBITDA" shall mean, with respect to any Person for any fiscal period, the amount equal to (a) consolidated net income of such Person for such period, plus (b) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) depreciation and amortization for such period, (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, and (vii) Lease Expenses, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, minus (c) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), provided that there shall be excluded from the amount of any aggregate net gain under this clause (iv), in solely the Fiscal Quarter ending March 31, 2001, an amount equal to the lesser of (x) $19,200,000 and
(y) the actual gain recognized by the Debtor and its Subsidiaries from the sale of its Portland, Oregon administrative complex and
(v) any other non-cash gains that have been added in determining consolidated net income (including LIFO adjustments), in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication,. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (A) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (B) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (C) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary;
(D) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (E) any write-up of any asset;
(F) any net gain from the collection of the proceeds of life insurance policies; (G) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (H) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (I) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

          "Fixed Charges" shall mean, with respect to any Person for any fiscal period, the aggregate of, without duplication, (a) all Interest Expense and Lease Expense paid or accrued during such period, plus (b) all regularly scheduled payments of principal or implied principal with respect to Indebtedness (including any lease payments by any Person in respect of any Capital Leases, any Sale-Leaseback Debt or any Vancouver Secured
Debt) due or made during such period, plus (c) all Restricted Payments made during such period (other than Permitted Stock Repurchases covered by Section 6.14(vii)) plus (d) any cash payments made by such Person in connection with any Permitted Acquisitions.

          "Fixed Charge Coverage Ratio" shall mean, with respect to any Person for any fiscal period, the ratio of (i) the sum of
(x) EBITDA for such period less (y) cash taxes made during such period to (ii) Fixed Charges for such period.

          "Interest Expense" shall mean, with respect to any Person for any fiscal period, the sum of (a) interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including (i) amortization of original issue discount on any Indebtedness and of all fees payable in connection with the incurrence of such Indebtedness (to the extent included in interest expense), (ii) the interest portion of any deferred payment obligation, (iii) the interest component of any Capital Lease Obligation plus (b) the amount of any Letter of Credit Fee (as such term is defined in the Letter of Credit Agreement) paid during the relevant period ended on such date, plus (c) the amount of any payments by such Person, as lessee, under any sale-leaseback or synthetic lease transaction.

          "Lease Expenses" shall mean, with respect to any Person for any fiscal period, the aggregate rental obligations of such Person determined in accordance with GAAP that are payable in respect of such period under operating leases of equipment having an original non-cancelable term (as determined in accordance with GAAP) in excess of twelve months (net of income from subleases thereof, but including taxes, insurance, maintenance and similar expenses that the lessee is obligated to pay under the terms of such leases), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of such Person or in the notes thereto, excluding, however, any such obligations under Capital Leases.

          "Net Worth" shall mean, with respect to any Person as of any date of determination, (a) the book value of the assets of such Person, minus (b) reserves applicable thereto, minus (c) all of such Person's liabilities on a consolidated basis (including accrued and deferred income taxes), all as determined in accordance with GAAP.

          "Rolling  Period"  shall mean, as of  the  end  of  any
Fiscal   Quarter,  the  immediately  preceding  four  (4)  Fiscal
Quarters, including the Fiscal Quarter then ending.

          "Tangible Net Worth" shall mean, with respect to any Person at any date, the Net Worth of such Person at such date,
(x) excluding, however, from the determination of the total assets at such date, (a) all goodwill, capitalized organizational expenses, capitalized research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses (excluding software licenses) and rights in any thereof, and other intangible items (other than software licenses), (b) all unamortized debt discount and expense, (c) treasury Stock, and (d) any write-up in the book value of any asset resulting from a revaluation thereof, but (y) including any non-cash valuation reserves for deferred taxes and any foregone tax benefits provided that such reserves are established in accordance with Financial Accounting Standard Number 109 and do not result in an increase in such Person's future cash tax payments.

Rules of Construction Concerning Financial Covenants. Unless otherwise specifically provided therein, any accounting term used in any Loan Document shall have the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any Accounting Changes occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in any Loan Document, then the parties thereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of such Persons and their Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made. If the parties thereto agree upon the required amendments thereto, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained therein shall, only to the extent of such Accounting Change, refer to GAAP consistently applied after giving effect to the implementation of such Accounting Change. If such parties cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all financial statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Related Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.